Exhibit 99.2

Independent Accountants’ Report

Advanta Bank Corp., as Servicer
Advanta Business Receivables Corp., as Transferor

     We have examined the accompanying management assertion that Advanta Bank Corp. (the “Servicer”) complied with the requirements of Article III and Sections 2.09 and 5.08 of the Transfer and Servicing Agreement dated as of August 1, 2000 among Advanta Bank Corp., as Servicer, Advanta Business Receivables Corp., as Transferor, and Wilmington Trust Company, as Owner Trustee, and the applicable provisions of the Master Indenture, namely Sections 5.01 (e), 8.03 (a), 8.03 (b), 8.04, 8.05 and 8.08 and the applicable provisions of each Series’ Indenture Supplement, specifically those provisions referenced in the attached Exhibit I, among Wilmington Trust Company, as Owner Trustee and Deutsche Bank Trust Company Americas, as Indenture Trustee, during the year ended December 31, 2003. Advanta Bank Corp.’s management is responsible for Advanta Bank Corp.’s compliance with those requirements. Our responsibility is to express an opinion on management’s assertion about the Servicer’s compliance based on our examination.

     Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer’s compliance with specified requirements.

     In performing this examination, we have assumed the accuracy of the reports prepared by the Servicer’s third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor. Accordingly, our assessment does not extend to those aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on those compliance aspects.

     In our opinion, management’s assertion that the Servicer complied with the aforementioned requirements during the year ended December 31, 2003 is fairly stated, in all material respects.

     This report is intended solely for the information and use of the specified addressees, and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

March 5, 2004

EXHIBIT I

ADVANTA BUSINESS CARD MASTER TRUST

APPLICABLE SERIES INDENTURE SUPPLEMENT PROVISIONS

SERIES 2000-B	SERIES 2000-C	SERIES 2001-A	SERIES 2002-A	SERIES 2003-A	SERIES 2003-B	SERIES 2003-C	SERIES 2003-D
3.01 (b)	3.01 (b)	3.01 (b)	3.01 (b)	3.01 (b)	3.01 (b)	3.01 (b)	3.01 (b)
4.01	4.01	4.01	4.01	4.01	4.01	4.01	4.01
4.02	4.02	4.02	4.02	4.02	4.02	4.02	4.02
4.03	4.03	4.03	4.03	4.03	4.03	4.03	4.03
4.04	4.04	4.04	4.04	4.04	4.04	4.04	4.04
4.05	4.05	4.05	4.05	4.05	4.05	4.05	4.05
4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06
4.07	4.07	4.07	4.07	4.07	4.07	4.07	4.07
4.08	4.08	4.08	4.08	4.08	4.08	4.08	4.08
4.09 (a)	4.09 (a)	4.09 (a)	4.09 (a)	4.09 (a)	4.09 (a)	4.09 (a)	4.09 (a)
4.10 (a)	4.10 (a)	4.10 (a)	4.10 (a)	4.10 (a)	4.10 (a)	4.10 (a)	4.10 (a)
4.11 (a)	4.11 (a)	4.11 (a)	4.11 (a)	4.11 (a)	4.11 (a)	4.11 (a)	4.11 (a)
5.03 (b)	5.03 (b)	5.03 (b)	5.03 (b)	5.03 (b)	5.03 (b)	5.03 (b)	5.03 (b)
6.01 (c)	6.01 (c)	6.01 (c)	6.01 (c)	6.01 (c)	6.01 (c)	6.01 (c)	6.01 (c)

ASSERTION BY ADVANTA BANK CORP.

The management of Advanta Bank Corp. (the “Servicer”) is responsible for complying with the requirements of Article III and Sections 2.09 and 5.08 of the Transfer and Servicing Agreement dated as of August 1, 2000 among Advanta Bank Corp., as Servicer, Advanta Business Receivables Corp., as Transferor, and Wilmington Trust Company, as Owner Trustee, and the applicable provisions of the Master Indenture, namely Sections 5.01 (e), 8.03 (a), 8.03 (b), 8.04, 8.05 and 8.08 and the applicable provisions of each Series’ Indenture Supplement, specifically those provisions referenced in the attached Exhibit I, among Wilmington Trust Company, as Owner Trustee and Deutsche Bank Trust Company Americas, as Indenture Trustee.

Management has performed an evaluation of the Servicer’s compliance and based on this evaluation management believes that the Servicer has complied with the requirements of the sections of the agreements referred to above during the year ended December 31, 2003.

In providing this assertion on compliance, we have assumed the accuracy of the reports prepared by the Servicer’s third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor. Accordingly, our assessment does not extend to those aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on those compliance aspects.

/s/ David B. Weinstock
David B. Weinstock
Vice President, Accounting

/s/ Michael Coco
Michael Coco
Vice President and Treasurer